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                [LETTERHEAD OF LEBOEUF, LAMB, GREENE & MACRAE]

                                  212-424-8000



                                           February 3, 1994


     United Water Resources Inc.
     200 Old Hook Road
     Harrington Park, New Jersey  07640

     Dear Sirs:

               We hereby confirm our opinion set forth in the Joint Proxy Statement and Prospectus, dated February 3, 1994,(the "Proxy Statement"), contained in the Registration Statement on Form S-4 (Registration No. 33-51703) of United Water Resources Inc., which opinion is set forth under the heading "The Merger--Certain Federal Income Tax Consequences", subject to our receipt of the representations contemplated in the Proxy Statement.

               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name and the reference to the above-mentioned opinion under "The Merger--Certain Federal Income Tax Consequences." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                           Very truly yours,


                                           /s/ LeBoeuf, Lamb, Greene & MacRae